EMPLOYEE SEPARATION AGREEMENT
                       -----------------------------

     THIS AGREEMENT made as of this 27th day of December, 1994 by and between Designs, Inc., a Delaware corporation having a usual place of business in Chestnut Hill, Massachusetts ("Designs"), and Geoffrey M. Holczer ("Holczer") of Newton, Massachusetts.

                      W I T N E S S E T H   T H A T:
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     WHEREAS, Designs has employed Holczer most recently as Senior Vice
President Finance and Treasurer; and
     WHEREAS, Designs and Holczer desire to set forth the terms of the termination of Holczer's employment at Designs and his employee separation package;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, Designs and Holczer hereby agree as follows:
     1. Holczer hereby resigns as Senior Vice President-Finance, Treasurer and an employee of Designs, effective December 6, 1994. At the request of Designs, Holczer will execute and deliver to Designs a separate instrument embodying such resignation. Holczer shall not hereafter be considered an employee of Designs, and, except as specifically set forth herein, he shall not be required to perform any services for Designs. As used in this Agreement, the term "termination date" means December 6, 1994, the date on which Holczer's employment by Designs terminated.
     2. (a) Provided Holczer has executed and delivered this Agreement and has not revoked it in accordance with Section 26 hereof, commencing on the date seven days after the end of the revocation period (as hereinafter defined) and continuing for a period (hereinafter referred to as the "salary continuation period") of six months, Holczer shall be paid his full base salary less applicable deductions for taxes and any continued benefit plans. Except as expressly set forth in this Agreement, he shall not be entitled to continue to participate in any welfare or benefit plan maintained by Designs. All payments during the salary continuation period shall be made at or about the time of Designs' bi-monthly pay cycle.
          (b) Holczer agrees that he will promptly notify Designs when he anticipates commencing full-time employment and shall provide Designs with the date on which such employment will commence and the name of his employer and description of his duties with the detail described above. Holczer shall also promptly notify Designs when he anticipates commencing any employment which he believes does not constitute full-time employment.
          (c) The term "full-time employment" means employment (as that term is defined by common law and the regulations of the Internal Revenue Service) for a wage or salary on a substantially full-time basis. Without limiting the generality of the foregoing, full-time employment shall specifically include any self-employment, whether as a consultant or otherwise, or any employment in which Holczer will accrue any retirement benefits (whether or not vested), medical coverage or other health or welfare benefits.
     3. Provided Holczer has executed and delivered this Agreement and has not revoked it in accordance with Section 26 hereof, Holczer shall be paid a bonus for fiscal year 1995 in an amount calculated in accordance with Designs' Executive Incentive Plan in three equal monthly installments commencing one month after the end of the salary continuation period (the "bonus period").
     4. On the fourteenth (14th) day following the execution and delivery of this Agreement, provided Holczer has not theretofore revoked this Agreement in accordance with Section 26 hereof, Designs shall transfer title to Holczer of the Cadillac automobile owned by Designs which he now drives.
     5. (a) Holczer shall be paid in full for his sick time and vacation time accrued through the termination date. He will not accrue further sick time or vacation time after his termination date. Consequently, he will not accrue sick time or vacation time during the salary continuation period.
          (b) Provided Holczer has executed and delivered this Agreement and has not revoked it in accordance with Section 26 hereof, Designs shall continue Holczer's health insurance coverage under Designs' standard group plans for the duration of the salary continuation period plus the three month bonus period.
          (c) Holczer acknowledges that his rights under the Consolidated Omnibus Budget Reconciliation Act ("COBRA") become effective as of the end of his salary continuation plus bonus period and entitle him to participate in Designs' group health insurance plan (at his own expense) under the terms of COBRA.
         (d) All options which have heretofore been granted to Holczer under Designs' 1987 Incentive Stock Option Plan, 1987 Non-Qualified Stock Option Plan, and 1992 Stock Incentive Plan shall be exercisable in accordance with their terms for thirty (30) days after the termination date.
     6. In order to assist Holczer in finding employment, for a period of six months following the end of the revocation period, provided Holczer has executed and delivered this Agreement and has not revoked it in accordance with Section 26 hereof, Designs shall provide to Holczer, and pay the reasonable cost of, (1) the service of an outplacement organization of Holczer's choice but reasonably satisfactory to Designs, and of (2) reasonable and documented transition expenses in finding employment, such outplacement and transition costs together not to exceed $7500 in total. Designs shall furnish to any potential employer only confirmation of dates of employment and position in accordance with its normal policy. Holczer and Designs agree that unless otherwise required by law or an order of a court or governmental agency, public statements concerning the reasons for Holczer's termination of employment at Designs will be limited to the language agreed on or otherwise set by management on the termination date.
     7. Designs further agrees to pay the reasonable cost of psychological or workplace behavior counseling by a professional counselor of Holczer's choice for a period of six months following the end of the revocation period, provided Holczer has executed and delivered this Agreement and has not revoked it in accordance with Section 26 hereof.
     8. Except as provided above, all other benefits heretofore provided by Designs to Holczer have terminated as of the termination date. Holczer specifically acknowledges that the salary payments during the six month salary continuation period, bonus payments, stock options and other benefits described herein are in lieu of all other benefits and payments which otherwise may have been payable to him as a result of his termination under benefit plans or policies of Designs, including, without limitation, additional salary continuation pay, stock options, bonus payments, separation pay, commission and automobile insurance, fuel and repair costs, and he hereby waives any rights he may have in or to any such other benefits or payments, it being the intention of the parties hereto to convert and merge all such rights into this Agreement.
     9. After the termination date, Holczer shall cease any and all communication and contact, oral or written, direct or indirect, with Designs, its affiliates or any of their respective past, present or future officers, directors and employees, subject to the following three exceptions: (i) communications with the Vice President of Human Resources of Designs concerning matters of employment, (ii) communications with the General Counsel of Designs as to questions concerning this Agreement or other legal matters, and (iii) communications necessitated by Holczer's assistance in the transfer of his responsibilities to others within Designs as set forth in Section 10. Notwithstanding the above provisions of q 9, if an employee of Designs initiates contact with Holczer, Holczer may communicate with that employee, except that Holczer may not with that employee engage in any communications about Designs, its affiliates, officers, directors and employees, about his employment with Designs, and about the circumstances of his departure from Designs. All such communications initiated by Designs' employees must comply with the other requirements of this Agreement, including, particularly, paragraphs 11, 12 and
15. Holczer further agrees that on and after the termination date, he will have no contact, oral or written, direct or indirect, with Designs stockholders, analysts and investment banks and advisors and their representatives, and news media concerning Designs. Holczer further agrees that after the termination date he shall not enter the premises or property of Designs or any of its affiliates, subsidiaries or related companies for any purpose at any time unless he is specifically requested to do so by the Chief Executive Officer, the Vice President of Human Resources or the General Counsel of Designs.
     10. For a period of sixty days from and after the date hereof, Holczer shall make himself available at reasonable times to assist in the transition of his former workload to other employees, to answer any questions regarding matters previously assigned to him by Designs and otherwise to assist Designs in transferring his responsibilities to others within Designs.
     11. Holczer shall not, directly or indirectly, solicit, participate in or bring any legal claim, action or proceeding against Designs, whether by himself or by any person, agency, organization or entity, and shall not voluntarily become involved or participate or cooperate in, publicly or privately, any legal claim, action or proceeding against Designs except as required to do so by properly issued subpoena and then only after giving Designs a reasonable opportunity to review such subpoena and oppose the giving of such testimony.
     12. Holczer understands that as an officer and senior employee of Designs he has had access to confidential and proprietary information concerning Designs and its affiliates. Holczer agrees that he will not disclose or use any such confidential or proprietary information, whether for his benefit or for the benefit of another, and that, without limiting the generality of the foregoing, unless he has specific prior written authorization from Designs, he will not disclose any such confidential or proprietary information to any person, firm, corporation or other entity, whether or not in competition with Designs or any of its affiliates, for any reason or purpose whatsoever.
          Holczer agrees that the fact and existence of this Agreement and amounts paid hereunder shall not be disclosed by Holczer to any person, corporation, organization, agency or other entity, except for his wife, his attorney, his tax advisor and to such government authorities as required by law.
     13. Holczer agrees that all discoveries, inventions, ideas, concepts, know-how, developments and improvements (whether or not patentable or subject to copyright protection) that were written, made, conceived, developed or reduced to practice by him, whether alone or jointly with others, in the course of, relating to or arising out of any of his work for Designs (hereinafter collectively referred to as the "Developments") shall be the sole property of Designs. Holczer further agrees that the originals and all copies of all notebooks, disks, tapes, computer programs, reports, proposals, notes and other documents and materials evidencing, incorporating, constituting, representing or recording any Development or Confidential Information or of any other information, software or materials furnished to Holczer by Designs, however and whenever produced (whether by Holczer or others), shall be the sole property of Designs. Holczer agrees to provide all reasonable assistance to Designs in perfecting and maintaining its rights in the Developments. Holczer agrees to, and hereby does, assign to Designs all of his right, title and interest throughout the world in and to all Developments and to anything tangible which evidences, incorporates, constitutes, represents or records any Development.
     14. Holczer confirms and agrees that he has returned to Designs and forever ceased to use all originals and all copies of all notebooks, disks, tapes, computer programs, software, reports, proposals, notes, documents and other materials which contain any confidential or proprietary information of Designs or its vendors or customers or which otherwise are the property of Designs. Holczer further confirms and agrees that he has returned to Designs and forever ceased to use his office keys, key cards, printed cards, corporate credit cards and other property which had been in his possession and was owned by Designs or its vendors or customers other than the automobile described above.
     15. Holczer hereby agrees not to criticize, disparage or otherwise comment negatively about, orally or in writing, directly or indirectly, Designs, its affiliates or any of their respective past, present or future officers, directors, employees, agents, businesses, suppliers or service providers, products or services. He agrees to use his best efforts to ensure that none of the members of his family so criticize or disparage any of such persons or entities. Holczer further agrees that he shall be publicly and privately cooperative and supportive of Designs in regard to its personnel, corporate practices and policies and other matters.
     16. Holczer, for himself, his heirs, legal representatives, successors and assigns, does hereby waive, remise, release and forever discharge Designs, its past, present, and future directors, officers, stockholders in their capacity as stockholders, employees, affiliates, agents and attorneys and their respective heirs, legal representatives, successors and assigns, of and from any and all claims, debts, demands, actions, causes of action, suits, dues, sum and sums of money, accounts, reckonings, bonds, specialties, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, damages, executions, liabilities and obligations (hereinafter collectively referred to as "Claims") of every kind and nature whatsoever, at law, in equity or otherwise, which he has, or ever had, or which he can, shall or may have, for, upon or by reason of any matter, cause or thing whatsoever, whether known or unknown, from the beginning of the world to and including the date hereof, including, without limitation, all Claims which arise out of or in connection with Holczer's employment or the termination of his employment with Designs and all Claims under the common law and the federal Age Discrimination in Employment Act or the Fair Labor Standards Act, but excluding all Claims based on a breach of this Agreement.
     17. Holczer acknowledges that he may hereafter discover facts in addition to or different from those which he now knows or believes to be true with respect to the subject matter of this Agreement, that it is his intention hereby fully, finally and forever to waive and release all matters released in Section 16 hereof (the "released matters") and that, in furtherance of such intention, the release given herein shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts.
     18. Holczer warrants and represents to Designs that he has not heretofore assigned, transferred or purported to assign or transfer, and shall not hereafter assign or transfer or purport to assign or transfer, to any person or entity any released matter. Holczer shall indemnify and hold harmless Designs from and against all claims, suits, actions, causes of action, liabilities, obligations, losses, costs and expenses (including, without limitation, attorneys' fees whether or not litigation be commenced) based on, resulting from, in connection with, or arising out of, any such assignment or transfer or purported assignment or transfer.
     19. In the event Holczer shall breach this Agreement, in addition to all other rights and remedies available to Designs and notwithstanding any other provision of this Agreement to the contrary, Designs shall have no further obligations to make payments or provide benefits to Holczer hereunder. Notwithstanding any other provision of this Agreement to the contrary, if it shall be alleged that Holczer has breached any provision of this Agreement, Designs may suspend salary continuation payments pending its determination of whether a breach has occurred.
     20. Holczer agrees that he shall not bring any action or proceeding against Designs arising out of or relating to the termination of his employment with Designs. If Holczer should bring any action arising out of the subject matter of this Agreement and Designs shall prevail concerning any or all of the issues so presented, Holczer shall pay to Designs all of its costs and expenses of the defense of such issue(s). If at any time Holczer shall bring an action or proceeding to challenge the validity of this Agreement or any of its provisions, he shall first repay to Designs all payments, considerations and benefits provided by Designs to which Holczer would not be entitled absent this Agreement.
     21. Neither this Agreement nor any provision or part hereof shall constitute, or be construed as, an admission of liability or wrongdoing by either party hereto.
     22. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of all past, present and future directors, officers, stockholders in their capacity as stockholders, employees, affiliates, agents and attorneys and their respective heirs, legal representatives, successors and assigns.
     23. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between them concerning such subject matter.
     24. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
     25. This Agreement may be executed in one or more counter-parts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.
     26. Holczer further states that he has carefully read this Agreement, that he knows and understands the contents hereof and that he is executing this Agreement as his own free act and deed and knowingly and voluntarily waives his rights and claims as described above. In signing this Agreement, Holczer acknowledges that he has not relied on any statements or explanations made by Designs. Holczer further represents and agrees that he has been advised by Designs to consult with an attorney prior to executing this Agreement, that he has been given a reasonable and adequate amount of time to consult with an attorney if he so desires, and that he fully understands the terms, conditions, and final and binding effect of this Agreement and the release contained herein to be a full and final release of all claims with final and binding effect. Holczer acknowledges that he has been given a period of at least twenty-one days within which to consider this Agreement prior to his execution hereof. Furthermore, Designs and Holczer agree that Holczer shall have the right to revoke this Agreement by written notice to Designs within the seven-day period after he executes it (the "revocation period"), and that this Agreement shall not become effective or enforceable until such seven-day revocation period has expired. In the event this Agreement is revoked by Holczer in accordance with the provisions of this Section 26, notwithstanding the immediately preceding sentence, Holczer shall return to Designs all payments, considerations and benefits provided by Designs to which Holczer would not be entitled absent this Agreement.

     IN WITNESS WHEREOF, Designs and Holczer have set their hands and seals on the date first above written.

ATTEST:                            DESIGNS, INC.


/s/ Scott N. Semel                 By /s/ Joel H. Reichman
                      [Seal]
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                                      Its President   thereunto
                                      duly authorized

WITNESS:


/s/ Jerome N. Weinstein            /s/ Geoffrey M. Holczer
                      [Seal]
- ----------------------             ----------------------------
                                   Geoffrey M. Holczer